                                                                     EXHIBIT 1.2



                           Apex Silver Mines Limited

                             1,800,000 Shares //1/
                                Ordinary Shares
                               ($.01 par value)

                     International Underwriting Agreement



                                                            London, England
                                                            November __, 1997


Salomon Brothers International Limited
PaineWebber International
ABN AMRO Rothschild
Smith Barney Inc.
As International Representatives of the several
International Underwriters,
c/o Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London SW1W 0SB ENGLAND

Ladies and Gentlemen:

          Apex Silver Mines Limited, a Cayman Islands corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "International Underwriters"), for whom you (the "International Representatives") are acting as representatives, 1,800,000 shares of Ordinary Shares, $.01 par value ("Ordinary Shares"), of the Company, (said shares to be issued and sold by the Company being hereinafter called the "International Underwritten Securities"). The Company also proposes to grant to the International Underwriters an option to purchase up to 270,000 additional shares of Ordinary Shares (the "International Option Securities"; the International Option Securities, together with the International Underwritten Securities, being hereinafter called the "International Securities"). It is understood that the Company is concurrently entering into a U.S. Underwriting Agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company of an aggregate of 7,200,000 shares of Ordinary Shares (said shares to be sold by the Company pursuant to the U.S. Underwriting Agreement being hereinafter called the "U.S. Underwritten Securities"), in the United States and Canada through arrangements with certain underwriters in the United States and Canada (the "U.S.

-----------------------

/1/ Plus an option to purchase from Apex Silver Mines Limited up to 1,350,000 additional shares to cover over-allotments.

Underwriters"), for whom Salomon Brothers Inc, PaineWebber Incorporated, Scotia Capital Markets (USA) Inc. and Smith Barney Inc. are acting as representatives (the "Representatives"), and providing for the grant to the U.S. Underwriters of an option to purchase from the Company up to 1,080,000 additional shares of Ordinary Shares (the "U.S. Option Securities"; the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities" and the International Securities, together with the U.S. Securities, being hereinafter called the "Securities"). It is further understood and agreed that the U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement. To the extent there are no additional International Underwriters listed on Schedule I other than you, the term International Representatives as used herein shall mean you, as International Underwriters, and the terms International Representatives and International Underwriters shall mean either the singular or plural as the context requires.

          1.   Representations and Warranties.
               -------------------------------

               (a) The Company represents and warrants to, and agrees with, each International Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in Section 17 hereof.

               (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-34685) on Form S-1, including related preliminary prospectuses, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after the Effective Date of such registration statement, final prospectuses in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectuses. As filed, such amendment and form of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the International Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to

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     you prior to the Execution Time or, to the extent not completed at the
     Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest International Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

               It is understood that two forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The two forms of prospectus are identical except for the outside front cover page, the inside front cover page, the discussion under the heading "Underwriting" and the outside back cover page. Such form of prospectus relating to the U.S. Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "U.S. Prospectus"; such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses".

               (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which shares sold in respect of the International Underwriters' over-allotment option are purchased, if such date is not the Closing Date (a "settlement date"), each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                                   --------
         however, that the Company makes no representations or warranties as to
         -------
         the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any International Underwriter through the International Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

               (iii) The subsidiaries of the Company listed on Annex A hereto (individually a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") are the Significant Subsidiaries of the Company (within the meaning of Rule 1-02 of Regulation S-X under the Act). The Company and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in each Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where any failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

               (iv) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned directly or indirectly by the Company free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

               (v) The Company's authorized equity capitalization is as set forth in the Prospectuses; the Ordinary Shares of the Company conform in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the International Securities being sold hereunder have been duly and validly authorized, and, when issued and delivered to and paid for by the International Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the International Securities have been duly authorized for listing, subject to official notice of issuance on the American Stock Exchange; the certificates for the International Securities are in valid and sufficient form; the holders of outstanding shares of Ordinary Shares of the Company are not entitled to preemptive or other rights to subscribe for the International Securities; and, except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Ordinary Shares of or ownership interests in the Company are outstanding.

               (vi) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements

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         in the Prospectuses under the heading "Taxation", and the summaries of legal and regulatory matters and proceedings under the headings "Republic of Bolivia," "Description of Ordinary Shares" and "Title and Ownership Rights" (under both of the "Development Project" and "Advanced Exploration Properties" headings) fairly summarize the matters therein described.

               (vii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

               (viii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

               (ix) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectuses.

               (x) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which their respective property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, which breach, violation or imposition would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

               (xi) Except as set forth in the Prospectuses, no holders of securities of the Company have rights to the registration of such securities under the Securities Act.

               (xii) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectuses and Registration Statement fairly present, on the basis stated in the Prospectuses and the Registration Statement, the information included therein.

               (xiii) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their property is pending or threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) (except, in the case of this clause (ii), for those that have been disclosed in the Prospectuses).

               (xiv) Except as set forth in the Prospectuses, each of the Company and each of its subsidiaries, owns or leases all such properties as are necessary to the conduct of its operations as presently conducted and each of the Company and each of its subsidiaries owns, leases or possesses the rights to all properties as are necessary to explore, develop and exploit the San Cristobal Project (as defined in the Prospectuses) in Bolivia, except where the failure to own, lease or possess the rights for any property would not singularly or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

               (xv) Except as set forth in the Prospectuses, neither the Company nor any subsidiary is in violation of any law, rule or regulation of any foreign national, federal, state or local governmental or regulatory authority applicable to it or is not in non-compliance with any term or condition of, or has failed to obtain and maintain in effect, any license, certificate, permit, registration, concession, franchise, or other governmental authorization required for the ownership or lease of its property or the conduct of its business, which violation, non-compliance or failure would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses; and the Company has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization.

               (xvi) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

               (xvii) Price Waterhouse LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

               (xviii) There are no transfer taxes or other similar fees or charges under foreign national law, federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities, except as set forth in the Prospectuses or where the failure to pay any such taxes, fees or charges would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

               (xix) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or as would not have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses.

               (xx) Except as set forth in the Prospectuses, no labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses.

               (xxi) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses.

               (xxii) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectuses.

               (xxiii) The Company and its subsidiaries possess all certificates, authorizations, registrations, qualifications, licenses, concessions, franchises and permits issued by the appropriate federal, state, foreign national or local regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, registration, qualification, license, concession, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses.

               (xxiv) Neither the Company nor any of its subsidiaries is in violation of any federal, state, foreign national or local law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal, state, foreign national and local occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses.

               (xxv) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxvi) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

               (xxvii) The Company's independent technical consultants Kvaerner Metals, Davy Nonferrous Division, Mine Reserves Associates Inc., Pincock, Allen & Holt, Mineral Resources Development Inc., Knight Piesold LLC and Behre Dolbear who have affirmed and verified the proven and probable ore reserves located at the San Cristobal Project as of ___________, 1997 and as set forth in or incorporated by reference in the Prospectuses are experts (as such term is used in Section 11 (b)
         (3) of the Act) in the field of mining engineering and have consented to being named in the Registration Statement.

               (xxviii) The information set forth in the Registration Statement and the Prospectuses relating to the proven and probable ore reserves located at the San Cristobal Project as of __________, 1997 has been prepared by the Company, Kvaerner Metals, Davy Nonferrous Division, Mine Reserves Associates Inc., Pincock, Allen & Holt, Mineral Resources Development Inc., Knight Piesold LLC and Behre

         Dolbear, respectively, materially in accordance with methods generally applied in the mining industry and conforms in all material respects to the rules and regulations of the Commission.

               (xxix) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the several Underwriters or International Underwriters to the Cayman Islands or any political subdivision or taxing authority thereof or therein purely as a direct consequence of the issue of Securities by the Company to or for the respective accounts of the several Underwriters and International Underwriters, in each case for resale and delivery to the initial purchasers thereof in the manner contemplated herein and in the U.S. Underwriting Agreement.

               (xxx) The Shareholders' Agreements dated July, 1996 by and among the Company, Apex Silver Mines LDC, Consolidated Commodities Ltd., Mr. Thomas S. Kaplan, Litani Capital Management LDC, Silver Holdings LDC and each shareholder a signatory thereto have been duly authorized, executed and delivered and are valid and binding obligations enforceable, against the parties thereto, including, without limitation, the "Holdback" provisions of Section 7 thereto.

               Any certificate signed by any director of the Company and any executive officer of Apex Corporation and delivered to the International Representatives or counsel for the International Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each International Underwriter.


         2. Purchase and Sale. (a) Subject to the terms and conditions and in
            -----------------
reliance upon the representations and warranties herein set forth, the Company agrees, to sell to each International Underwriter, and each International Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ per share, the amount of the International Underwritten Securities set forth opposite such International Underwriter's name in Schedule I hereto.


         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several International Underwriters to purchase, severally and not
jointly, up to          shares of the International Option Securities at the
same purchase price per share as the International Underwriters shall pay for the International Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the International Underwritten Securities by the International Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the International Prospectus upon written or facsimile notice by the International Representatives to the Company setting forth the number of shares of the International Option Securities as to which the several International Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of International Option Securities by the Company, and payment therefor to the Company, shall be made as provided in Section 3 hereof. The number of shares of the International Option Securities to be purchased by each International Underwriter shall be the same percentage of the total number of shares of the International Option Securities to be purchased by the several International Underwriters as such International Underwriter is purchasing of the International Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

         3. Delivery and Payment. Delivery of and payment for the International
            --------------------
Underwritten Securities and the International Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day prior to the Closing Date) shall be made at 10:00 AM, New
York City time, on                    , 1997, or at such time on such later
date not more than two Business Days after the foregoing date as the International Representatives and the Representatives shall designate, which date and time may be postponed by agreement among the International Representatives, the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the International Securities being herein called the "Closing Date"). Delivery of the International Securities shall be made to the International Representatives for the respective accounts of the several International Underwriters against payment by the several International Underwriters through the International Representatives of the respective aggregate purchase prices of the International Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the International Underwritten Securities and the International Option Securities shall be made through the facilities of The Depository Trust Company unless the International Representatives shall otherwise instruct.

         If the option provided for in Section 2(b) hereof is exercised after the second business day prior to the Closing Date, the Company will deliver the International Option Securities (at the expense of the Company) to the International Representatives, at Seven World Trade Center, New York, New York, on the date specified by the International Representatives (which shall be within two Business Days after exercise of said option), certificates for the International Option Securities in such names and denominations as the International Representatives shall have requested for the respective accounts of the several International Underwriters, against payment by the several International Underwriters through the International Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the International Option Securities occurs after the Closing Date, the Company will deliver to the International Representatives on the settlement date for the International Option Securities, and the obligation of the International Underwriters to purchase the International Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.



     It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the U.S. Underwriting Agreement, and that the settlement date, if any, shall occur simultaneously with the "settlement date" under the U.S. Underwriting Agreement.

     4.   Offering by Underwriters.  It is understood that the several
          -------------------------
International Underwriters propose to offer the International Securities for sale to the public as set forth in the International Prospectus.

     5.   Agreements.
          -----------

          (a) The Company agrees with the several International Underwriters that:

          (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectuses or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the International Representatives of such timely filing. The Company will promptly advise the International Representatives (A) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (B) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectuses or of any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the rules thereunder, the Company promptly will
     (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

          (iii) As soon as practicable, the Company will make generally available to its security holders and to the International Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (iv) The Company will furnish to the International Representatives and counsel for the International Underwriters, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto) and to each other International Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an International Underwriter or dealer may be required by the Act or otherwise required, as many copies of each International Preliminary Prospectus and the International Prospectus and any supplement thereto as the International Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (v) The Company will cooperate with the International Representatives and counsel for the International Representatives in connection with endeavoring to obtain qualification of the Securities for sale under the laws of such jurisdictions as the International Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the International Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not otherwise so subject.

          (vi) The Company will not, for a period of 180 days following the Execution Time, without the prior written consent of Salomon Brothers International Limited, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Ordinary Shares or any securities convertible into, or exchangeable for, shares of Ordinary Shares; provided, however, that the
                                                     -----------------
     Company may issue and sell Ordinary Shares pursuant to any employee or director stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Prospectuses; and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time or pursuant to the Buy-Sell Agreement as disclosed in the Prospectuses.

          (b) Each International Underwriter agrees that (i) it is not purchasing any of the International Securities for the account of any United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Securities or distribute any International Prospectus to any person in the United States or Canada, or to any United States or Canadian Person, and (iii) any dealer to whom it may sell any of the International Securities will represent that it is not purchasing for the account of any United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the International Securities in the United States or Canada, or to any United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales
-----------------
between the U.S. Underwriters on the one hand and the International Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Brothers International Limited (or through the Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of International Prospectuses or International Preliminary Prospectuses to) persons not United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any United States or Canadian Person.

          (c) The agreements of the International Underwriters set forth in paragraph (b) of this Section 5 shall terminate upon the earlier of the following events:

          (i) a mutual agreement of the Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (b) of this Section 5 and in Section 5(b) of the U.S. Underwriting Agreement; or

          (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the International Representatives shall have given notice to the Company and the Representatives that the distribution of the International Securities by the International

     Underwriters has not yet been completed, or (B) the Representatives shall have given notice to the Company and the International Underwriters that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the Representatives or the International Representatives is given, the agreements set forth in such paragraph (b) shall survive until the earlier of (1) the event referred to in clause (i) of this subsection (c) or (2) the expiration of an additional period of 30 days from the date of any such notice.

          (d) Each International Underwriter severally represents and agrees that:

          (i) it has not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any International Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985;

          (ii) it has complied and will comply with all applicable provisions of The Financial Services Act 1986 with respect to anything done by it in relation to the International Securities, in, from or otherwise involving the United Kingdom; and

          (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the International Securities if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1992 or a person to whom the document may otherwise lawfully be issued or passed on.

          6.    Conditions to the Obligations of the International Underwriters.
                ---------------------------------------------------------------
The obligations of the International Underwriters to purchase the International Underwritten Securities and the International Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date;

     if filing of either of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the International Representatives the opinion of W.S. Walker & Company, Cayman Islands counsel for the Company, dated the Closing Date, to the effect that:

          (i) each of the Company and its subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where such breach, violation or imposition would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole;

          (ii) all the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned directly or indirectly by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

          (iii) the outstanding shares of Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the International Underwriters pursuant to this Agreement and by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

          (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the summaries of legal and regulatory matters and proceedings under the heading "Description of Ordinary Shares" fairly summarize the matters therein described;

          (v) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or in the U.S. Underwriting Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which their respective property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or their respective properties, except where such breach, violation or imposition would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole;

          (vi) The Company's agreement to the choice of law provisions set forth in Section 15 hereof and in Section 14 of the U.S. Underwriting Agreement will be recognized by the courts of the Cayman Islands; the Company can sue and be sued in its own name under the laws of the Cayman Islands, the irrevocable submission of the Company to the non-exclusive personal jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; and judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement and the U.S. Underwriting Agreement, not being a sum payable in respect of taxes or other charges of a like nature or a fine or other penalty, is enforceable against the Company in the courts of the Cayman Islands; and

          (vii) The Company is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under this Agreement or the U.S. Underwriting Agreement and could not successfully interpose any such immunity as a defense in any suit or action brought or maintained in respect of its obligations under this Agreement or the U.S. Underwriting Agreement.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the Cayman Islands, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the U.S. Underwriters and (B) as to matters of fact, to the extent they deem proper, on certifi cates of responsible officers of the Company and public officials. Reference to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Company shall have furnished to the International Representatives the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, dated the Closing Date, to the effect that:

          (i) each of the Company and its subsidiaries incorporated in the United States (individually a "Domestic Subsidiary" and collectively the "Domestic Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where such breach, violation or imposition would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole;

          (ii) all the outstanding shares of capital stock of each Domestic Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of Ordinary Shares of the Domestic Subsidiaries are owned by the Company, directly or indirectly, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

          (iii) the Company's authorized equity capitalization is as set forth in the Prospectuses; the Ordinary Shares of the Company conform in all material respects to the description thereof contained in the Prospectuses; the Securities being sold hereunder by the Company are duly authorized for listing, subject to official notice of issuance, on the American Stock Exchange; and, except as set forth in the Prospectuses, to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Ordinary Shares or ownership interests in the Company are outstanding;

          (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; the descriptions contained in the Prospectuses under the heading "Taxation" constitute fair summaries of those statues and regulations discussed therein applicable to the offering of the U.S. Securities;

          (v) the Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and each of the Prospectuses (other than the financial statements and other financial information contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that on the Effective Date or at the Execution Time the Registration Statement contains or contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses as of their date and on the Closing Date include any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need not express any opinion);

          (vi) this Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Company;

          (vii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

          (viii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction (and the securities laws of any jurisdiction outside the United States) in connection with the purchase and distribution of the Securities by the International Underwriters in the manner contemplated in this Agreement and in the Prospectuses and such other approvals (specified in such opinion) as have been obtained;

          (ix) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or in the U.S. Underwriting Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which their respective property is subject, or (ii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their respective properties, except where such breach, violation or imposition would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole; and

          (x) Except as set forth in the Prospectuses, no holders of securities of the Company have rights to the registration of such securities under the Securities Act.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the International Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

          (d) The Company shall have furnished to the International Representatives the opinion of Quintanilla & Soria, Bolivian counsel for the Company, dated the Closing Date, with respect to matters of title and to corporate status in Bolivia and other related matters as the International Representatives may reasonably require.

          (e) The Company shall have furnished to the International Representatives the opinion of Bufete Gutierrez-Falla, Honduran counsel for the Company, dated the Closing Date, with respect to matters of title and to corporate status in Honduras and other related matters as the International Representatives may reasonably require.

          (f) The Company shall have furnished to the International Representatives the opinion of Rodriguez-Mariategui & Vidal, Peruvian counsel for the Company, dated the Closing Date, with respect to matters of title and corporate status in Peru and other related matters as the International Representative may reasonably require.

          (g) The International Representatives shall have received from Winston & Strawn, counsel for the International Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the International Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the International Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h) The Company shall have furnished to the International Representatives a certificate of the Company, signed by the Chairman of the Company and the Vice President of Finance and Chief Financial Officer of Apex Corporation, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and this Agreement and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (i) At the Execution Time and at the Closing Date, Price Waterhouse, LLP shall have furnished to the International Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the International Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71 of the unaudited interim financial information for the nine month period ended September 30, 1997, and as at September 30, 1996; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1996, nothing came to their attention which caused them to believe that :

               (1) any unaudited financial statements included in the Registration Statement and the Prospectuses do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses;

               (2) with respect to the period subsequent to September 30, 1997, there were any changes, at a specified date not more than five days prior to the date of the letter, in the accumulated deficit of the Company and its subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company as compared with the amounts shown on the September 30, 1997, consolidated balance sheet included in the Registration Statement and the Prospectuses, or for the period from October 1, 1997 to such specified date there were any decreases, as compared with the corresponding period in the preceding year; in interest income or in total or per share amounts of interest income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the International Representatives;

               (3)  The unaudited amounts of [describe the capsule information and its location] do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Registration Statement and the Prospectuses;



                           (4) the information included in the Registration Statement and Prospectuses in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and



                 (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.



                 References to the Prospectuses in this paragraph (i) include any supplement thereto at the date of the letter.



                 (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective material change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the International Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).



                 (k) On or prior to the Execution Time, the American Stock Exchange shall have approved the International Underwriters' participation in the distribution of the International Securities to be sold hereunder.



                 (l) At the Execution Time, the Company shall have furnished to the International Representatives a letter substantially in the form of Exhibit __ hereto from each officer and director of the Company addressed to the International Representatives, in which each such person agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
Section 16 of the Exchange Act with respect to, any shares of Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for such Ordinary Shares or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than (i) any shares of Ordinary Shares to be sold hereunder, (ii) any option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus to which this Agreement relates and (iii) other than shares of Ordinary Shares disposed of as bona fide gifts approved by Salomon Brothers International Limited.



                 (m) Prior to the Closing Date, the Company shall have furnished to the International Representatives such further information, certificates and documents as the International Representatives may reasonably request.



                 (n) The closing of the purchase of the U.S. Underwritten Securities to be issued and sold by the Company pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing described herein.



                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the International Representatives and counsel for the International Underwriters, this Agreement and all obligations of the International Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the International Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.



                 The documents required to be delivered by this Section 6 shall be delivered at the office of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, at 590 Madison Avenue, New York, New York, on the Closing Date.


                 7.   Reimbursement of International Underwriters' Expenses. If
                      -----------------------------------------------------
the sale of the Securities provided for herein is not consummated because any condition to the obligations of the International Underwriters set forth in
Section 6 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the International Underwriters, the Company will reimburse the International Underwriters severally through Salomon Brothers International Limited on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the International Securities.



                 8.   Indemnification and Contribution.  (a)  The Company
                      --------------------------------
agrees to indemnify and hold harmless each International Underwriter, the directors, officers, employees and agents of each International Underwriter and each person who controls any International Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any International Underwriter through the International Representatives specifically for inclusion therein, and (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any International Underwriter (or any person controlling such International Underwriter) from whom the person asserting such loss, claim, damage, or liability purchased the International Securities which are the subject thereof if such person did not receive a copy of the International Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto) at or prior to the confirmation of the sale of such International Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectuses (as so amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.



                 (b) Each International Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each International Underwriter, but only with reference to written information relating to such International Underwriter furnished to the Company by or on behalf of such International Underwriter through the International Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any International Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the International Securities, the stabilization legend in block capital letters on page (ii) and, under the heading "Underwriting" or ["Plan of Distribution",] (i) the sentences related to concessions and reallowances and
(ii) the paragraph related to stabilization in any U.S. or International Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several International Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses.



                 (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than pursuant to the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided however, that such counsel shall be reasonably satisfactory to the
-------- ------
Party Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the International Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the International Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the International Underwriters from the offering of the International Securities; provided, however, that in no case shall any
                          --------  -------
International Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the International Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such International Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the International Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the International Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the International Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the International Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, or the International Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an International Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an International Underwriter shall have the same rights to contribution as such International Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).


                 9.   Default by an International Underwriter.  If any one or
                      ---------------------------------------
more International Underwriters shall fail to purchase and pay for any of the International Securities agreed to be purchased by such International Underwriter or International Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining International Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of International Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of International Securities set forth opposite the names of all the remaining International Underwriters) the International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
          --------  -------
International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of International Securities set forth in Schedule I hereto, the remaining International Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the International Securities, and if such nondefaulting International Underwriters do not purchase all the International Securities, this Agreement will terminate without liability to any nondefaulting International Underwriter or the Company. In the event of a default by any International Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the International Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting International Underwriter of its liability, if any, to the Company and any nondefaulting International Underwriter for damages occasioned by its default hereunder.


                 10.  Termination.  This Agreement shall be subject to
                      -----------
termination in the absolute discretion of the International Representatives, by notice given to the Company prior to delivery of and payment for the International Securities, if at any time prior to such time (i) trading in the Company's Ordinary Shares shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the International Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the International Prospectus (exclusive of any supplement.


                 11.  Representations and Indemnities to Survive.  The
                      ------------------------------------------
respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the International Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any International Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the International Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.


                 12.  Notices.  All communications hereunder will be in writing
                      -------
and effective only on receipt, and, if sent to the International Representatives, will be mailed, delivered or telefaxed to the Salomon Brothers International Limited General Counsel (fax no.: (212) 783-1752) and confirmed to the General Counsel, care of Salomon Brothers International Limited, at Victoria Plaza, 111 Buckingham Palace Road, London SW1W 0SB ENGLAND, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to
Thomas S. Kaplan (facsimile number   ) and confirmed to him at Apex Silver Mines
Corporation, 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203, attention of the Legal Department.


                 13.  Successors.  This Agreement will inure to the benefit of
                      ----------
and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                 14.  Applicable Law.  This Agreement will be governed by and
                      --------------
construed in accordance with the laws of the State of New York.


                 15.  Counterparts.  This Agreement may be signed in one or
                      ------------
more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                 16.  Headings.  The section headings used herein are for
                      --------
convenience only and shall not affect the construction hereof.

                 17.  Definitions.  The terms which follow, when used in this
                      -----------
Agreement, shall have the meanings indicated.

                 "Act" shall mean the Securities Act of 1933, as amended.

                 "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                 "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                 "International Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."


                 "Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."


                 "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.


                 "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.


                 "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.


                 "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.


                 "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.


                 "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph (i) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses".


                 "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several International Underwriters.


                         Very truly yours,



                         Apex Silver Mines Limited



                         By:
                            --------------------------------
                              Chairman






The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


Salomon Brothers International Limited
PaineWebber International
ABN AMRO Rothschild
Smith Barney Inc.

By:  Salomon Brothers International Limited

By:

 ...........................................
        Vice President


For themselves and the other
several International Underwriters
named in Schedule I to the foregoing
Agreement.

                                  SCHEDULE I
                                  ----------



                                                             Number of Shares
                                                                   to be
Underwriters                                                     Purchased
------------                                              ----------------------

Salomon Brothers International Limited. . . . . . .

PaineWebber International. . . . . . .

ABN AMRO Rothschild. . . . . . .

Smith Barney Inc. .  . . . . .



                                            -------------



     Total . . . . . . . . .                  1,800,000
                                              =========

                                                            EXHIBIT __



              [Letterhead of officer or director of the Company]



                           Apex Silver Mines Limited
                           -------------------------

                      Public Offering of Ordinary Shares
                      ----------------------------------



                                                            , 1997



Salomon Brothers International Limited
PaineWebber International
ABN AMRO Rothschild
Smith Barney Inc.
As Representatives of the several International Underwriters,
c/o Salomon Brothers International Limited
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed International Underwriting Agreement (the "Underwriting Agreement"), between Apex Silver Mines Limited, a Cayman Islands corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Ordinary Shares, $.01 par value (the "Ordinary Shares"), of the Company.

     In order to induce you and the other International Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Brothers International Limited, offer, sell, contract to sell, pledge or otherwise dispose of, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than (i) any shares of Ordinary Shares to be sold hereunder, (ii) any option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus to which this Agreement relates and (iii) shares of Ordinary Shares disposed of as bona fide gifts approved by Salomon Brothers International Limited.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.



                                       Yours very truly,


                                       [Signature of officer or director]

                                       [Name and address of officer or director]